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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Steel Dynamics, Inc. (Forms S-8 Nos. 333-19541, 333-27549 and 333-55888; and
Form S-3 No. 333-82210 and Form S-3 No. 333-103672) of our report dated January 24, 2003, except for Note 14, as to which the date is March 14, 2003, with respect to the consolidated financial statements of Steel Dynamics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                     /s/ Ernst & Young LLP
Fort Wayne, Indiana
March 27, 2003